Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

CG Oncology, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	15,100,000 shares (2)	$34.725 (3)	$524,347,500	$147.60 per $1,000,000	$77,393.69

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	494,807 shares (4)	$19.00 (5)	$9,401,333.00	$147.60 per $1,000,000	$1,387.64

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	3,770,551 shares (6)	$5.33 (7)	$20,097,036.83	$147.60 per $1,000,000	$2,966.32

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	1,758,736 shares (8)	$1.53 (9)	$2,690,866.08	$147.60 per $1,000,000	$397.17

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	2,300,000 shares (10)	$34.725 (3)	$79,864,500.00	$147.60 per $1,000,000	$11,788.44

Total Offering Amounts					$636,404,235.91		$93,933.27

Total Fee Offsets (11)							$0

Net Fee Due							$93,933.27

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents 15,100,000 shares of common stock issuable under the CG Oncology, Inc. 2024 Incentive Award Plan (the “2024 Plan”), which number consists of (a) 8,122,428 shares of common stock initially available for future grants under the 2024 Plan, (b) 124,136 shares of common stock that remain available for issuance under the CG Oncology, Inc. 2022 Incentive Award Plan, as amended (the “2022 Plan”), that became available for issuance under the 2024 Plan upon its effectiveness, and (c) up to an additional 7,348,243 shares of common stock that may become issuable under the 2024 Plan pursuant to its terms. To the extent outstanding awards under the 2024 Plan, the 2022 Plan, or the CG Oncology, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”) are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnotes 6 and 8 below.

(3)

This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $34.725 which is the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Global Select Market on January 25, 2024.

(4)

Represents 494,807 shares of common stock subject to outstanding options under the 2024 Plan. To the extent outstanding options under the 2024 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnote 2 above. Each of the options has an exercise price per share equal to the initial public offering price of the registrant’s common stock set forth on the cover page of the registrant’s prospectus dated January 24, 2024 relating to its initial public offering.

(5)

The computation is based upon the initial public offering price of the registrant’s common stock set forth on the cover page of the registrant’s prospectus dated January 24, 2024 relating to its initial public offering.

(6)

Represents 3,770,551 shares of common stock subject to outstanding options under the 2022 Plan. To the extent outstanding options under the 2022 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnote 2 above.

(7)

This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $5.33 per share, which is the weighted average exercise price of outstanding options granted under the 2022 Plan being registered.

(8)

Represents 1,758,736 shares of common stock subject to outstanding options under the 2015 Plan. To the extent outstanding options under the 2015 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnote 2 above.

(9)

This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $1.53 per share, which is the weighted average exercise price of outstanding options granted under the 2015 Plan being registered.

(10)

Represents 2,300,000 shares of common stock issuable under the CG Oncology, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), which number consists of (a) 812,242 shares of common stock initially available for future grants under the ESPP, and (b) up to an additional 1,487,758 shares of common stock that may become issuable under the ESPP pursuant to its terms.

(11)	The Registrant does not have any fee offsets.